                          TeleSpectrum Worldwide Inc.

                       10,656,000 Shares of Common Stock
                       -----------

                             Underwriting Agreement


                                                       _____________ , 1996



J.P. Morgan Securities Inc.
Dillon, Read & Co. Inc.
Legg Mason Wood Walker, Incorporated
The Robinson-Humphrey Company, Inc.
 As Representatives of the several underwriters
  listed in Schedule I hereto
c/o J.P. Morgan Securities Inc.
60 Wall Street
New York, New York  10260

Ladies and Gentlemen:

          TeleSpectrum Worldwide Inc., a Delaware corporation (the "Company"), proposes to issue and sell to the several Underwriters listed in Schedule I hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives") an aggregate 10,286,000 shares of common stock, par value $.01 per share, of the Company (the "Underwritten Company Shares") and, for the sole purpose of covering over-allotments in connection with the sale of the Underwritten Shares, at the option of the Underwriters, up to an additional 1,598,400 shares of common stock, par value $.01 per share, of the Company (the "Option Shares"). SOMAR Inc. and NBG Services, Inc. (the "Selling Stockholders") propose to sell to the several Underwriters 36,000 and 334,000 shares, respectively, of common stock par value $.01 per share, of the Company (the "Selling Stockholder Underwritten Shares" and together with the Underwritten Company Shares, the "Underwritten Shares"). The Underwritten Shares and the Option Shares are herein referred to as the "Shares." The shares of common stock, par value $.01 per share, of the Company to be outstanding after giving effect to the sale of the Shares are herein referred to as the "Stock". The Company has entered into the Amended and Restated Asset Purchase Agreements identified on Exhibit A attached hereto (the "Acquisition Agreements") with each of Harris Direct Marketing, Inc., Harris Direct Fulfillment, Inc., DialDirect, Inc., InsureDirect, Inc., DialDirect Telemarketing, Ltd., TRG/Communications, Inc., The Reich Group, Inc., TeleSpectrum, Inc., TeleSpectrum Training Services, Inc., SOMAR, Inc., The Response Center, Inc., The Tab House, Inc. and NBG Services, Inc. (together, the "Sellers") to purchase substantially all of their assets (the "Operating Businesses") simultaneous with the closing of the sale of the Underwritten

Shares (the "Acquisitions"). For the purposes of this Agreement, unless the context expressly otherwise requires, references to the Company and its subsidiaries shall include the Operating Businesses as if the Acquisitions have been completed.

          The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement, including a prospectus, relating to the Shares. The registration statement as amended at the time when it shall become effective or, if a post-effective amendment is filed with respect thereto, as amended by such post-effective amendment at the time of its effectiveness, including in each case information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is referred to in this Agreement as the "Registration Statement", and the prospectus in the form first used to confirm sales of Shares is referred to in this Agreement as the "Prospectus". If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement.

          The Company and the Selling Stockholders hereby agree with the Underwriters as follows:

          1. The Company agrees to issue and sell the Underwritten Company Shares to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees to purchase, severally and not jointly, from the Company the respective number of Underwritten Company Shares set forth opposite such Underwriter's name in
Schedule I hereto at a purchase price per share (the "Purchase Price") of $____________.

          The Selling Stockholders agree to sell the Underwritten Selling Stockholder Shares to the several Underwriters as hereinafter provided, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated agrees to purchase, severally and not jointly, from the Selling Stockholders the respective number of Underwritten Selling Stockholder Shares set forth opposite such Underwriter's name in Schedule I hereto at the Purchase Price.

          In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as hereinafter provided, and the Underwriters on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, shall have the option to purchase, severally and not jointly, from the Company up to an aggregate of ________ Option Shares at the Purchase Price, for the sole purpose of covering over-allotments (if any) in the sale of Underwritten Shares by the several Underwriters.

          If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule I hereto (or such number increased as set forth in Section 11 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company and the Selling Stockholders by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

          The Underwriters may exercise the option to purchase the Option Shares at any time (but not more than once) on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Company. Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date nor later than the tenth full Business Day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 11 hereof). Any such notice shall be given at least two Business Days prior to the date and time of delivery specified therein.

          2. The Company and the Selling Stockholders understand that the Underwriters intend (i) to make a public offering of the Shares as soon after
(A) the Registration Statement has become effective and (B) the parties hereto have executed and delivered this Agreement, as in the judgment of the Representatives is advisable and (ii) initially to offer the Shares upon the terms set forth in the Prospectus.

          3. Payment for the Underwritten Company Shares shall be made to the Company and payment for the Selling Stockholder Underwritten Shares shall be made to the Selling Stockholders, in each case, by wire transfer in immediately available funds to the accounts specified by the Company and the Selling Stockholders, respectively, to the Representatives, no later than noon the Business Day (as defined below) prior to the Closing Date (as defined below), on ________________, 19__, or at such other time on the same or such other date, not later than the fifth Business Day thereafter, as the Representatives, the

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Company and the Selling Stockholders may agree upon in writing or, in the case of the Option Shares, on the date and time specified by the Representatives in the written notice of the Underwriters' election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the "Closing Date" and the time and date for such payment for the Option Shares, if other than the Closing Date, are herein referred to as the "Additional Closing Date". As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City.

          Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date registered in such names and in such denominations as the Representatives shall request in writing not later than two full Business Days prior to the Closing Date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the transfer to the Underwriters of the Shares duly paid by the Company or the Selling Stockholders, as the case may be. The certificates for the Shares will be made available for inspection and packaging by the Representatives at the office of [the stock transfer agent, address] [J.P. Morgan Securities Inc. set forth above] not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date or the Additional Closing Date, as the case may be.

          4.   The Company represents and warrants to each Underwriter that:

               (a) no order preventing or suspending the use of any preliminary prospectus has been issued by the Commission, and each preliminary prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein;

               (b) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the

Company, threatened by the Commission; and the Registration Statement and Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented, if applicable, at the Closing Date or Additional Closing Date, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; except that the foregoing representations and warranties shall not apply to statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein;

               (c) The pro forma combined financial statements of the Company and the historical financial statements of the Company and the Sellers, and the related notes thereto, included in the Registration Statement and the Prospectus present fairly in all material respects the pro forma combined or historical financial position, as the case may be, of the Company and the Sellers, as the case may be, as of the dates indicated and the results of their operations and changes in their cash flows for the periods specified; and said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, except as may be set forth therein, and the supporting schedules included in the Registration Statement present fairly in all material respects the information required to be stated therein; and the pro forma combined financial statements, and the related notes thereto, included in the Registration Statement and the Prospectus has been prepared in accordance with the applicable requirements of the Securities Act and are based upon good faith estimates and assumptions believed by the Company to be reasonable;

               (d) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries, or any material adverse change, or to the Company's knowledge any development involving a prospective material adverse change, in or affecting the general affairs, business, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a a whole, otherwise than as set forth or contemplated in the Prospectus; and except as setforth or contemplated in the Prospectus neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries taken as a whole;

              (e) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;


              (f) each of the Company's subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and all the outstanding shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

              (g) this Agreement has been duly authorized, executed and delivered by the Company;

              (h) the Company has an authorized capitalization as set forth in the Prospectus under the captions "Capitalization" and Description of Capital Stock" and such authorized capital stock conforms as to legal matters to the description thereof set forth in the Prospectus, and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully-paid and non-assessable and are not subject to any pre-emptive or similar rights; and, except as expressly set forth in the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interests in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options;

              (i) the Shares to be issued and sold by the Company hereunder have been duly authorized, and, when issued and delivered to and paid for by the Underwriters in accordance with the terms of this Agreement, will be duly issued and will be fully paid and non-assessable and will conform to the descriptions thereof in the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights;

              (j) neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Certificate of Incorporation or By-Laws or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate are not material to the Company and its subsidiaries taken as a whole; the issue and sale of the Shares and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Shares by the Underwriters;

              (k) other than as set forth in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate have, or reasonably be expected to have, a material adverse effect on the general affairs, business, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

              (l) the Company and its subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries;

              (m) no relationship, direct or indirect, exists between or among the Company or any or its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required by the Securities Act to be described in the Registration Statement and the Prospectus and which is not so described;

              (n) no person, except for the Selling Stockholders, has the right to require the Company to register any securities for offering and sale under the Securities Act solely by reason of the filing of the Registration Statement with the Commission or the issue and sale of the Shares;

              (o) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

              (p) the Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba;

              (q) Arthur Andersen LLP, which has audited certain financial statements of the Company and its subsidiaries and the Sellers, are independent public accountants with regard to the Sellers and the Company as required by the Securities Act;

              (r) the Company and its subsidiaries have filed all federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith; and, except as disclosed in the Registration Statement and the Prospectus, there is no material tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any subsidiary;

              (s) the Company has not taken nor will it take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Stock;

              (t) the Company and each of its subsidiaries carry, or are covered by, insurance (including self-insurance) in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties;

              (u) the Company and each of its subsidiaries own or possess adequate rights to use all material trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses (and any authorizations or permits) necessary for the conduct of their respective businesses ("Intellectual Property") and have no reason to believe that the conduct of their businesses will conflict with, and have not received any notice of any claim of conflict with, the rights of others in respect thereof;

              (v) each of the Company and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, and neither the Company nor any such subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Registration Statement and the Prospectus; and to the Company's knowledge, each of the Company and its subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof;

              (w) there are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company or any of its subsidiaries which are likely to have individually or in the aggregate a material adverse effect on the Company and its subsidiaries taken as a whole;

              (x) the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a material adverse effect on the Company and its subsidiaries, taken as a whole;

              (y) each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended, ("Code"). No prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA no "accumulated funding deficiency" as defined in
Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions;

              (z) the Stock of the Company, including the Shares, is authorized for quotation, subject to official notice of issuance, on the Nasdaq National Market; and

              (aa) the Acquisition Agreements are in full force and effect on the date hereof, and neither the Company, any of the Sellers or any of the other parties hereto is in breach of its obligations thereunder.

          5. Each of the Selling Stockholders severally represents and warrants to each Underwriter that:

              (a) the execution and delivery of this Agreement, the sale of the Selling Stockholder Underwritten Shares and the performance by such Selling Stockholder of its obligations under this Agreement, and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms, or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject;

              (b) such Selling Stockholder has and will have at the Closing Date good and marketable title to the Shares to be sold by such Selling Stockholder hereunder, free and clear of any pledge, lien, security interest, encumbrance, claim or equity other than pursuant to this Agreement and the Power-of-Attorney and Transfer Agreement (as described below); such Selling Stockholder has full right, power and authority to sell, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; and upon delivery of the Shares to be sold by such Selling Stockholder hereunder and payment of the Purchase Price therefor as herein contemplated, each of the Underwriters will receive good and marketable title to the Shares purchased by it from such Selling Stockholder, free and clear of any pledge, lien security interest, encumbrance, claim or equity;


              (c) such Selling Stockholder has duly executed and delivered in the form heretofore furnished to the Underwriters a Power of Attorney and Transfer Agreement with J. Brian O'Neill and Michael C. Boyd, as attorneys-in-fact (each, an "Attorney-in-Fact") and with Company; the Attorneys-in-Fact, or either of them, are authorized to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the Purchase Price to be paid by the Underwriters to such Selling Stockholder within the limits specified in the Power of Attorney and Transfer Agreement, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Stockholder in connection with this Agreement;

              (d) all authorizations, approvals and consents necessary for the execution and delivery by such Selling Stockholder of the Power of Attorney and Custody Agreement, the execution and delivery by or on behalf of such Selling Stockholder of this Agreement, and the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder (except such consents, approvals, authorizations, registrations or qualifications as may be required under the Securities Act and the state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters) have been obtained and are in full force and effect; and such Selling Stockholder has the full right, power and authority to enter into this Agreement and such Power of Attorney and Custody Agreement and to sell, transfer and deliver the Shares to be sold by such Selling Stockholder;

              (e) all information furnished to the Company by such Selling Stockholder or on the Selling Stockholder's behalf relating to such Selling Shareholder for use in connection with the preparation of the Registration Statement and Prospectus (including, without limiting the generality of the foregoing, all representations and warranties of such Selling Stockholder in the Power of Attorney) is true and correct and does not omit to state any material fact necessary to be stated therein in order to make such information not misleading;

              (f) such Selling Stockholder has no reason to believe that any of the representations and warranties of the Company set forth in Section 4 of this Agreement is or will be untrue or inaccurate in any material respect;

              (g) such Selling Stockholder is not prompted to sell the Shares to be sold by the Selling Stockholder hereunder by any information concerning the Company which is not set forth in the preliminary prospectus;

              (h) such Selling Stockholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares; and

              (i) such Selling Stockholder, pursuant to the Power of Attorney and

Transfer Agreement, has directed the Company to deliver certificates representing the Shares to be sold by such Selling Stockholder to be delivered by the Company to the Underwriters in accordance with this Agreement.

          6. The Company covenants and agrees with each of the several Underwriters as follows:

              (a) to use its best efforts to cause the Registration Statement to become effective at the earliest possible time and, if required, to file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A under the Securities Act and to furnish copies of the Prospectus to the Underwriters in New York City prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request;

               (b) to deliver, at the expense of the Company, to the Representatives seven signed copies of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits, and to each other Underwriter a conformed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case without exhibits and, during the period mentioned in paragraph (e) below, to each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) as the Representatives may reasonably request;

               (c) before filing any amendment or supplement to the Registration Statement or the Prospectus, whether before or after the time the Registration Statement becomes effective, to furnish to the Representatives a copy of the proposed amendment or supplement for review and not to file any such proposed amendment or supplement to which the Representatives reasonably object;

               (d) to advise the Representatives promptly, and to confirm such advice in writing (i) when the Registration Statement has become effective, (ii) when any amendment to the Registration Statement has been filed or becomes effective, (iii) when any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Representatives with copies thereof, (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information,
(v) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the initiation or threatening of any proceeding for that purpose, (vi) of the occurrence of any event, within the period referenced in paragraph (e) below, as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, and (vii) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order, or of any order preventing or suspending the use of any preliminary prospectus or the Prospectus, or of any order suspending any such qualification of the shares, or notification of any such order thereof and, if issued, to use its best efforts to obtain as soon as possible the withdrawal thereof;

              (e) if, during such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Company or counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered in connection with sales by the Underwriters or any dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish, at the expense of the Company, to the Underwriters and to the dealers (whose names and addresses the Representatives will furnish to the Company) to which Shares may have been sold by the Representatives on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

              (f) to cooperate with the Underwriters to qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Shares; provided that the Company shall not be required to file a general consent to service of process or be required to qualify as a foreign corporation in any jurisdiction;

              (g) to make generally available to its security holders and to the Representatives as soon as practicable an earnings statement covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the effective date of the Registration Statement, which shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder;

              (h) for a period of three years after the Closing Date, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

              (i) for a period of 180 days after the date of the Prospectus, not to (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock (other than options or other securities granted or to be granted or that may be granted under the Company's 1996 Equity Compensation
Plan), (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or (iii) file a registration statement with the Commission relating to shares of Stock issuable upon exercise or exchange of securities convertible into shares of Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise without the prior written consent of J.P. Morgan Securities Inc., other than the Shares to be sold hereunder and any shares of Stock of the Company issued upon the exercise of options granted under existing employee stock option plans as of the date hereof as further described in the Prospectus;

              (j) to use the net proceeds received by the Company from the sale of the Shares pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

              (k) to use its best efforts to list for quotation the Shares on the National Association of Securities Dealers Automated Quotations National Market (the "Nasdaq National Market");

              (l) to file with the Commission such reports on Form SR as may be required by Rule 463 under the Securities Act;

              (m) whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution and delivery of the Shares, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification of the Shares under the laws of such jurisdictions as the Representatives may designate (including fees of counsel for the Underwriters and its disbursements), (iv) in connection with the listing of the Shares on the Nasdaq National Market, (v) related to the filing with, and clearance of the offering by, the National Association of Securities Dealers, Inc. (including the reasonable fees and disbursements of counsel for the Underwriters), (vi) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and the furnishing to the Underwriters and dealers of copies of the Registration Statement and the Prospectus, including mailing and shipping, as herein provided, (vii) any expenses incurred by the Company in connection with a "road show" presentation to potential investors, (viii) the cost of preparing stock certificates and (ix) the cost and charges of any transfer agent and any registrar;

              (n) as soon as practicable after the Closing Date, the Company will take all necessary action to elect two additional independent directors to its Board of Directors; and

              (o) the Company and its subsidiaries will comply with all of their respective covenants under the Acquisition Agreements.

          7. Each of the Selling Stockholders covenants and agrees with the several Underwriters as follows :


              (a) for a period of 360 days after the date of the initial public offering of the Shares not to offer, sell, contract to sell or otherwise dispose of any shares of Stock of the Company or any securities convertible into or exercisable or exchangeable for shares of Stock of the Company without the prior written consent of J.P. Morgan Securities Inc., other than the Shares to be sold hereunder and other than Shares acquired pursuant to the Acquisition Agreements and distributed to designees in accordance with and pursuant to the Acquisition Agreements who agree in writing to be subject to the restrictions contained in this Section 7(a).

          8. The several obligations of the Underwriters hereunder to purchase the Shares on the Closing Date or the Additional Closing Date, as the case may be, are subject to the performance by the Company of its obligations hereunder and to the following additional conditions:

              (a) the Registration Statement shall have become effective (or if a post-effective amendment is required to be filed under the Securities Act, such post-effective amendment shall have become effective) not later than 5:00 P.M., New York City time, on the date hereof; and no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission; the Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act and in accordance with Section 6(a) hereof; and all requests for additional information shall have been complied with to the reasonable satisfaction of the Representatives;

              (b) the representations and warranties of the Company and the Selling Stockholders contained herein are true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be, as if made on and as of the Closing Date or the Additional Closing Date, as the case may be, and each of the Company and the Selling Stockholders shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be;


              (c) since the respective dates as of which information is given in the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or to the Company's knowledge, any development involving a prospective material adverse change, in or affecting the general affairs, business, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus; and neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus;


              (d) the Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, a certificate of an executive officer of the Company, with specific knowledge about the Company's financial matters, reasonably satisfactory to the Representatives to the effect set forth in subsections (a) and (b) (with respect to the respective representations, warranties, agreements and conditions of the Company) of this Section and to the further effect that there has not occurred any material adverse change, or to his knowledge, any development involving a prospective material adverse change, in or affecting the general affairs, business, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole from that set forth or contemplated in the Registration Statement;

              (e) the Representatives shall have received on and as of the Closing Date a certificate of J. Brian O'Neill or Michael C. Boyd, as Attorney-in-Fact for the Selling Stockholders, to the effect that the representations and warranties of each of the Selling Stockholders contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and each of the Selling Stockholders shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

              (f) the Acquisitions shall have been consummated pursuant to the Acquisition Agreements and as described in the Registration Statement;

              (g) Morgan Lewis & Bockius LLP, counsel for the Company, shall have furnished to the Representatives their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, in form and substance satisfactory to the Representatives, to the effect that:


                   (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with corporate power and authority to own its properties and conduct its business as described in the Prospectus;

                   (ii) the Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

                   (iii) each of the Company's subsidiaries has been duly incorporated and is validly existing as a corporation under the laws of its jurisdiction of incorporation with corporate power and authority to own its properties and conduct its business as described in the Prospectus and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified and in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and all of the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

                   (iv) To such counsel's knowledge, other than as set forth or contemplated in the Prospectus, there are no material legal or governmental investigations, actions, suits or proceedings pending or, to such counsel's knowledge, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or its subsidiaries is or may be the subject; to such counsel's knowledge, no such proceedings are threatened by governmental authorities or threatened by others; and such counsel does not know of any statutes, regulations, contracts or other documents of a character that are required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                   (v) this Agreement has been duly authorized, executed and delivered by the Company and is a valid and binding agreement to the Company, except as enforcement thereof may be limited by fraudulent conveyance, bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles and except as rights to indemnity and contribution hereunder may be limited by applicable law;

                   (vi) the authorized capital stock of the Company conforms in all material respects as to legal matters to the description thereof contained in the Prospectus;

                   (vii) the shares of capital stock of the Company outstanding prior to the issuance of the Shares to be sold by the Company, including the Stock issued in the Acquisitions, have been duly authorized and are validly issued, fully paid and non-assessable;

                   (viii) the Shares to be issued and sold by the Company hereunder have been duly authorized, and when delivered to and paid for the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable and the issuance of the Shares is not subject to any preemptive or similar rights;

                   (ix) the statements in the Prospectus under "TeleSpectrum Facilities," "Legal Proceedings", "Certain Relationships and Related Party Transactions", and "Description of Capital Stock," and in the Registration Statement in Items 14 and 15, insofar as such statements constitute a summary of the terms of the Stock, legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such terms, legal matters, documents or proceedings;


                   (x) the Registration Statement and the Prospectus and any amendments and supplements thereto (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act;

                   (xi) the issue and sale of the Shares being delivered on the Closing Date or the Additional Closing Date, as the case may be, and the performance by the Company of its obligations under this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, nor will any such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties;

                   (xii) no consent, approval, authorization, order, license, registration or qualification of or with any court or governmental agency or body is required for the issue and sale of the Shares or the consummation of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

                   (xiii) the Company is not and, after giving effect to the offering and sale of the Shares, will not be an "investment company" or entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act;

                   (xiv) To such counsel's knowledge, each of the Company and its subsidiaries is in compliance, in all material respects, with all laws and regulations relating to the conduct of its business as conducted as of the date of the Prospectus;

                   (xv) except as set forth in the Prospectus, there are no restrictions upon the voting or transfer of, any shares of Stock pursuant to the Company's Certificate of Incorporation or By-laws or any agreement or other instrument known to such counsel to which the Company is a party or by which the Company is bound;

                   (xvi) the Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission in the manner and within the time period required by Rule 424(b) and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

                   (xvii) except as set forth in the Prospectus, to the best of such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act;

                   (xviii) the Acquisitions have been consummated pursuant to the Acquisition Agreements and as described in the Registration Statement; and

                   (xix) the offer and sale of the shares of Stock in the Acquisitions, and all other offers and sales of securities by the Company on or prior to the Closing Date, are exempt from the registration requirements of
Section 5 of the Securities Act and are exempt from registration under all applicable state securities laws or Blue Sky Laws.

          In rendering such opinions, such counsel may rely (A) as to matters involving the application of laws other than the laws of the United States and the States of Delaware and

Pennsylvania, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of other counsel reasonably acceptable to the Underwriters' counsel, familiar with the applicable laws; (B) as to matters involving the Operating Businesses, to the extent such counsel deems proper and to the extent specified in such opinion, if at all, upon an opinion or opinions (in form and substance reasonably satisfactory to Underwriters' counsel) of counsel to the Operating Businesses; and (C) as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and certificates or other written statements of officials of jurisdictions having custody of documents respecting the corporate existence or good standing of the Company. The opinion of such counsel for the Company shall state that the opinion of any such other counsel upon which they relied is in form satisfactory to such counsel and, in such counsel's opinion, the Underwriters and they are justified in relying thereon.

          In addition, such counsel shall indicate that it has participated in conferences with representatives of the Underwriters, officers and representatives of the Company and representatives of the independent certified public accountants of the Company, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although such counsel does not pass upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus, on the basis of the foregoing, no facts have come to such counsel's attention which cause such counsel to believe that the Registration Statement at the effective date thereof and the Closing Date and any Option Closing Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or the Prospectus, as amended or supplemented, if applicable, and on the Closing Date and any Option Closing Date, includes any untrue statement of a material fact or omits to state a material fact necessary to make the statement therein, in light of the circumstances under which they were made, not misleading; provided, that we do not express any comment with respect to the financial statements, the notes thereto, the related schedules or any other financial or statistical information contained in the Registration Statement or the Prospectus.

          The opinion of Morgan Lewis & Bockius LLP described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

              (h) _____________________, special counsel for NBG Services, Inc. as a Selling Stockholder, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

                   (i) this Agreement and the Power of Attorney and Custody Agreement have been duly authorized, executed and delivered by such Selling Stockholder; and

                   (ii) to the best of its knowledge and information, such Selling Stockholder has good and marketable title to the Shares to be sold by such Selling Stockholder hereunder and full power, right and authority to sell such Shares, and upon the delivery of and payment for the Shares as herein contemplated, each of the Underwriters will receive good and marketable title to the Shares purchased by it from such Selling Stockholder, free and clear of any mortgage, pledge, lien, security interest, encumbrance, claim or equity. In rendering such opinion, counsel may assume that the Underwriters are without notice of any defect in the title of such Selling Stockholder to the Shares being purchased from such Selling Stockholder.

              (i) Smith Helms Mulliss & Moore, L.L.P., special counsel for SOMAR, Inc. as a Selling Stockholder, shall have furnished to the Representatives their written opinion, dated the Closing Date, in form and substance satisfactory to the Representatives, to the effect that:

                   (i) this Agreement and the Power of Attorney and Custody Agreement have been duly authorized, executed and delivered by such Selling Stockholder; and

                   (ii) Assuming that the Underwriters are purchasers in good faith for value without knowledge or notice of any adverse claim (other than as may be created by this Agreement or the Power of Attorney and Transfer Agreement or any lien or restriction on transfer of the Shares to be sold by such Selling Stockholder, upon closing of the Acquisition, such Selling Stockholder will have good and marketable title to the Shares to be sold by such Selling Stockholder hereunder and full power, right and authority to sell such Shares, and upon the delivery of and payment for the Shares as herein contemplated (and as directed in the Power of Attorney and Transfer Agreement), each of the Underwriters will receive good and marketable, title to the Shares purchased by it from the Selling Stockholder, free and clear of any mortgage, pledge, lien, security interest, encumbrance, claim or equity.

              (j) on the effective date of the Registration Statement and the effective date of the most recently filed post-effective amendment to the Registration Statement and also on the Closing Date or Additional Closing Date, as the case may be, Arthur Anderson LLP shall have furnished to you letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information with respect to the Company and its subsidiaries, the Sellers and the Operating Businesses, contained in the Registration Statement and the Prospectus;

              (k) the Representatives shall have received on and as of the Closing Date or Additional Closing Date, as the case may be, an opinion of Pepper, Hamilton & Scheetz, counsel to the Underwriters, with respect to the due authorization and valid issuance of the Shares, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

              (l) the Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been approved for quotation on The Nasdaq National Market, subject to official notice of issuance;

              (m) on or prior to the Closing Date or Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives such further certificates and documents as the Representatives shall reasonably request;

              (n) The "lock-up" agreements, each substantially in the form of Exhibit B hereto, between you, all holders of securities of the Company prior to the Effective Date of the Registration Statement (including securities issued in or in connection with the Acquisitions, holders of the CRW Lender Warrants and holders of the CRW Management Warrants (each as defined in the Prospectus)), all officers and directors of the Company relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be; and

              (o) all transactions contemplated by the Acquisition Agreements shall have been consummated on or prior to the Closing Date.

          The several obligations of the Underwriters to purchase Option shares hereunder are subject to satisfaction of the conditions set forth in paragraphs
(a) - (n) above on and as of the Additional Closing Date, except that the certificate called for by paragraph (d) above, the opinions called for by paragraphs (f), (g), (h) and (j) above and the comfort letter called for by paragraph (i) above shall be dated the Additional Closing Date.

          9. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein; provided, however, that neither the Company nor a Selling Stockholder shall be liable to any Underwriter under this Section 9 to the extent that any such loss, claim, damage or liability results solely from an untrue statement of a material fact contained in, or the omission of a material fact from, a preliminary prospectus if (i) such untrue statement or omission was completely corrected in the applicable Prospectus prior to the written confirmation of the sale of the Shares giving rise to such liability, (ii) such Underwriter sold Shares to the person alleging such loss, claim, damage or liability without sending or giving the applicable Prospectus at or prior to the written confirmation of the sale of the Shares giving rise to such liability, (iii) the Company had furnished copies of the applicable Prospectus to such Underwriter prior to the written confirmation of the sale of the Shares giving rise to such liability and (iv) such Underwriter would not have been subject to such liability if it had delivered the applicable Prospectus to such person at or prior to the written confirmation of such sale.

          Each Selling Stockholder agrees, severally and not jointly, to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, by only with reference to information relating such Selling Stockholder furnished to the Company by such Selling Stockholder expressly for use in the Registration Statement, any preliminary prospectus, the Prospectus, and any amendment or supplement thereto, and subject to the last paragraph of this Section 9.

          Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act and the Selling Stockholders to the same extent as the foregoing indemnity from the Company and the Selling Stockholders to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

          If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of Underwriters shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, its directors, its officers who sign the Registration Statement and such control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

          If the indemnification provided for in the first, second and third paragraphs of this Section 9 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Selling Stockholders and the Underwriters, respectively, from the offering of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Selling Stockholders and the Underwriters, respectively, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company, the Selling Stockholders and the Underwriters, respectively, shall be deemed to be in the same respective proportions as the net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders and the total underwriting discounts and the commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Company, the Selling Stockholders and the Underwriters, respectively, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholders or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as
                   --- ----
one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to the respective number of Shares set forth opposite their names in Schedule I hereto, and not joint.

          The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

          The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company and the Selling Stockholders set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company or the Selling Stockholders and (iii) acceptance of and payment for any of the Shares.

          The rights of SOMAR, Inc. as a Selling Stockholder under this Section 9 shall be in addition to any rights to indemnification by the Company under
Section 20(f) of that certain Asset Purchase Agreement by and among SOMAR, Inc., Richard W. Virtue, CRW Financial, Inc. and the Company, dated as of April 26, 1996, as amended and restated as of May 21, 1996.

          Notwithstanding any provision of this Section 9 to the contrary, the liability of each Selling Stockholder under this Section 9 shall not exceed the purchase price received by such Selling Stockholder from the Underwriters for the Shares sold by such Selling Stockholder.

          10. Notwithstanding anything herein contained, this Agreement (or the obligations of the several Underwriters with respect to the Option Shares) may be terminated in the absolute discretion of the Representatives, by notice given to the Company and the Selling Stockholders, if after the execution and delivery of this Agreement and prior to the Closing Date (or, in the case of the Option Shares, prior to the Additional Closing Date) (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, or the National Association of Securities Dealers, Inc., (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the reasonable judgment of the Representatives, is material and adverse and which, in the reasonable judgment of the Representatives, makes it impracticable to market the Shares being delivered at the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated in the Prospectus.

          11. This Agreement shall become effective upon the later of (x) execution and delivery hereof by the parties hereto and (y) release of notification of the effectiveness of the Registration Statement (or, if applicable, any post-effective amendment) by the Commission.

          If on the Closing Date or the Additional Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Shares set forth opposite their respective names in Schedule I bears to the aggregate number of Underwritten Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any
      --------
Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 11 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Shares which it or they have agreed to purchase hereunder on such date, and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares to be purchased on such date, and arrangements satisfactory to the Representatives, the Company and the Selling Stockholders for the purchase of such Shares are not made within 36 hours after such default, this Agreement (or the obligations of the several Underwriters to purchase the Option Shares, as the case may be) shall terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders. In any such case either you or the Company shall have the right to postpone the Closing Date (or, in the case of the Option Shares, the Additional Closing Date), but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          12. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company or the Selling Stockholders to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company or the Selling Stockholders shall be unable to perform their obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the reasonable fees and expenses of its counsel) reasonably incurred by the Underwriter in connection with this Agreement or the offering contemplated hereunder.

          13. This Agreement shall inure to the benefit of and be binding upon the Company, the Selling Stockholders, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          14. Any action by the Underwriters hereunder may be taken by the Representatives jointly or by J.P. Morgan Securities Inc. alone on behalf of the Underwriters, and any such action taken by the Representatives jointly or by J.P. Morgan Securities Inc. alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives, c/o J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260 (telefax:______); Attention: Syndicate Department. Notices to the Company shall be given to it at 443 South Gulph Road, King of Prussia, Pennsylvania 19506; Attention: J. Brian O'Neill, Chairman and Chief Executive Officer. Notices to SOMAR shall be given to it at 118 South Main Street, Salisbury, North Carolina 28144 (telefax:704-647-0154); Attention: Gregory M. Alcorn with a copy to J. Brian O'Neill and Michael C. Boyd at the address set forth above. Notices to NBG Services, Inc. shall be given to it at _________________, _____________, (telefax:___________);
Attention:_____________.

          15. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

          16. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

          If the foregoing is in accordance with your understanding, please sign and return seven counterparts hereof.

                                    Very truly yours,

                                    TELESPECTRUM WORLDWIDE INC.


                                    By:_______________________________
                                         Title:

                                    SOMAR, INC.


                                    By:______________________________
                                         Attorney-in-Fact

                       [EXECUTIONS CONTINUED]

                                    NBG SERVICES, INC.



                                    By:______________________________
                                          Attorney-in-Fact


Accepted:_________, 1996

J.P. Morgan Securities Inc.

Acting severally on behalf
 of themselves and the
 several Underwriters listed
 in Schedule I hereto.

By: J.P. Morgan Securities Inc.
Acting on behalf of itself and the
several Underwriters listed in
Schedule I hereto.


By:________________________________
     Title:

                                                     SCHEDULE I

                                               Number of Shares
                                               To Be Purchased
                                               ----------------
Underwriter
- -----------

J.P. Morgan Securities Inc....................
Dillon, Read & Co. Inc........................
Legg Mason Wood Walker, Incorporated......
The Robinson-Humphrey Company, Inc............



                                      Total     ================